PROMISSORY NOTE

$724,658.67                                                    December 10, 2003

     After date, without grace, for value received, HOUSTON AMERICAN ENERGY CORP., a Delaware corporation having its principal office and place of business in Harris County, Texas (the "Maker") hereby promises to pay to the order of John F. Terwilliger, an individual having his principal office and place of business in Harris County, Texas (the "Payee"), the original principal amount of SIX HUNDRED TWENTY FOUR THOUSAND SIX HUNDRED FIFTY EIGHT DOLLARS AND SIXTY SEVEN CENTS ($724,658.67), together with interest, as hereinafter described. This
Note is payable in lawful place as the Payee may designate in writing to the Maker.

     This note may be assigned by Payee at any time without prior notice to Maker.

     This note shall be due and payable on January 1, 2007 as to both principal and interest. Interest at a rate of seven and two tenths percent (7.2%) per annum shall accrue on the unpaid principal balance of this Note. If this Note is not paid at maturity, however maturity may be brought about, all principal due on the date of such maturity shall bear interest from the date of such maturity at the maximum contract rate of interest which the Payee may charge the maker under applicable law. Interest on this Note shall be computed for the actual number of days elapsed and on the basis of a year consisting of 360 days. Interest shall be paid monthly unless otherwise directed by the Payee.

     If, for any reason whatever, the interest paid on this Note shall exceed the maximum non-usurious amount permitted by law, the Payee shall refund to the maker such portion of said interest as may be necessary to cause the interest paid on this Note to equal the maximum non-usurious amount permitted by law, and no more. All sums paid or agreed to be paid to the payee for the use, forbearance or detention of the indebtedness evidenced hereby shall to the extent permitted by applicable law be amortized, prorated, allocated and spread throughout the full term of this Note until payment in full.

     The Maker shall be entitled to prepay this Note in whole or in part at any time without the payment of a prepayment premium.

     In the event of default in the payment of this Note or under any instrument executed in connection with this Note, the Maker agrees to pay on demand all costs incurred by the Payee (i) in the collection of any sums, including, but not limited to, principal, interest, expenses, and reimbursements due and payable on this Note, and (ii) in the enforcement of the other terms and provisions of this note, whether such collection or enforcement be accomplished by suit or otherwise, including the Payee's reasonable attorney's fees. Failure of the Maker to abide by and honor all provisions of this note shall be deemed an immediate default at the sole discretion of the Payee resulting in all remedies in the event of default as described herein.

     Except as otherwise provided for herein, each maker, surety, guarantor and endorser of this Note expressly waives all notices, including, but not limited to, all demands for payment, presentations for payment, notice of opportunity to cure default, notice of intention to accelerate the maturity, notice of protest and notice of acceleration of the maturity of this Note, and consents that this Note may be renewed and the time of payment extended without notice and without releasing any of the parties. Payee must approve in writing the issuance of any debt by the Maker which may be construed as senior debt to this note or takes precedence in anyway over this note.

     Any check, draft, money order or other instrument given in payment of all or any portion of this Note may be accepted by the Payee or any other holder hereof and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the Payee or any other holder hereof, except to the extent that actual cash proceeds of such instrument are unconditionally received by the Payee or any other holder hereof and applied to the indebtedness as herein provided.

     This note shall be governed by and construed in accordance with the laws of the State of Texas and applicable federal law.

                                   HOUSTON  AMERICAN  ENERGY  CORP.

                                   By:__________________________
                                   John F. Terwilliger, President


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